UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  June 8, 2016

MOTIVATING THE MASSES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-187554	88-0410660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2121 Palomar Airport Road, Suite 300 Carlsbad, California		92011
(Address of principal executive offices)		(Zip Code)

(760) 931-9400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 8, 2016, Motivating The Masses, Inc. (the “Company”) held an annual shareholder meeting for the fiscal year ended December 31, 2015 (the “Annual Meeting”) in its office located in  Carlsbad, California.

The holders of a total of 9,721,500 shares of common stock, which represented 58.89% of total outstanding voting shares of common stock of the Company and constituted a quorum for the Annual Meeting, casted their votes via written consent on the proposals of the Annual Meeting as follows:

	Proposal	Outcome
1	Election of members of the Board of Directors	Lisa Nichols and Susie Carder have been elected onto the Board of Directors
2	Approval and ratification of the re-appointment of Anton & Chia, LLP as the Company’s independent accountants to audit the Company’s financial statements as at December 31, 2016 and for the fiscal year then ending	Approved
3	Approval of the Company’s 2016 Equity Incentive Plan	Approved
4	Advisory vote on executive compensation	Approved
5	Advisory vote on the frequency of future advisory votes on executive compensation	3 years

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure

Disclosures under Item 5.07 above are incorporated herein.

A copy of the script for the conference call of the Annual Meeting is attached hereto as Exhibit 99.1. The information contained herein and exhibits filed herewith shall be deemed furnished and not filed.

Section 9 – Financial Statements and Exhibits

Item 9.01:  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	Script of Conference Call on June 8, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTIVATING THE MASSES, INC.

Date: June 10, 2016	By:	/s/ Scott Ryder
Name: Scott Ryder
Title: Chief Financial Officer